Exhibit 99.1

Caesars Entertainment, Inc. Announces Revised

Agreement to Sell William Hill Non-US Assets to 888 Holdings Plc

LAS VEGAS and RENO, Nev. (April 7, 2022) – Caesars Entertainment, Inc. (NASDAQ: CZR) (“Caesars”) today announced a revised agreement to sell the non-US assets of William Hill to 888 Holdings Plc for a revised enterprise value of between £1.95 billion and £2.05 billion. The revised agreement reflects a £250 million reduction in consideration payable at closing and Caesars being entitled to receive up to £100mm as deferred consideration subject to the enlarged business of 888 Holdings Plc meeting certain 2023 financial targets.

After the repayment of debt and other working capital adjustments and subject to customary closing purchase price adjustments, Caesars expects to receive net proceeds from the transaction at closing of approximately £585mm or $785 million.

The transaction is subject to receipt of the approval of shareholders of 888 Holdings Plc and regulatory approvals. Caesars’ expectation is that the transaction should close in June 2022.

Deutsche Bank and Linklaters LLP represented Caesars on the transaction.

About Caesars Entertainment, Inc.

Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit. www.caesars.com/corporate.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. Forward-looking statements include all statements other than statements of historical fact, including statements regarding required regulatory approvals and expected timing of consummation of the proposed transaction. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond Caesars’ control and could materially affect actual results, performance, or achievements. Although Caesars believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, there is no assurance that the proposed transaction will be consummated, and such forward-looking statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Caesars cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Risks and uncertainties regarding the forward-looking statements contained herein include, but are not limited to, the possibility that the proposed sale of the non-US assets of William Hill to 888 Holdings Plc does not close on the terms or in the time period disclosed in this press release or at all, including because required regulatory or required approvals of shareholders of 888 Holdings Plc are not received or other conditions are not satisfied on a timely basis or at all, and other risks that are detailed from time to time in Caesars’ filings with the Securities and Exchange Commission. Caesars does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Contacts:

Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047

Media Relations: Kate Whiteley, kwhiteley@caesars.com

Source: Caesars Entertainment, Inc.